MARKETING AGREEMENT

         This Marketing Agreement ("Agreement") is made this 1st day of December, 2000, by and between 5th Avenue Channel Corp., hereinafter referred to as ("5AC"), a Florida Corporation, and Seabird Limited, hereinafter referred to as ("SEABIRD"), an Isle of Man corporation.

                                    Recitals

         Whereas, 5AC is in the business of advertising, retail, internet and television production and is granting the non-exclusive right to SEABIRD for the marketing of its retail products, internet services and programming, hereinafter referred to as "Business"; and

         Whereas, SEABIRD operates a marketing and tourism company; and

         Whereas, SEABIRD has been granted by 5AC, the non-exclusive right to market its Business throughout the European market.

         NOW, THERFORE, 5AC and SEABIRD agree as follows:

                  1.       GRANT OF RIGHTS
         5AC grants SEABIRD the right to market, advertise, and promote 5AC products and services, through SEABIRD's various channels of distribution. Payment of all fees, costs, and expenses incurred or related to such marketing, advertising and promotion shall be the sole responsibility of SEABIRD.

                  1.1      SEABIRD Obligations
         In addition to the other obligations specified in this Agreement, during the term of this Agreement, SEABIRD agrees to use its "best efforts" to market through its various channels of distribution 5AC's Business throughout the European market

                  1.2      5AC Permissions
         5AC hereby grants SEABIRD the right during the Term to use (i.e. to copy, transmit, distribute, display and perform both privately and publicly) the 5AC name for the sole and express purpose of marketing the 5AC Business.

         2.       FEES

                  2.1      Stock Options
         In consideration for marketing services SEABIRD acknowledges that it is being offered stock options stated in the Stock Option Agreement of dated as of December 1st, 2000 between 5AC and SEABIRD.

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                  2.2      Revenue
         Revenue and pricing of 5AC Business will be mutually agreed upon at the time relevant for the marketing of the particular Business.

         3.       CONFIDENTIAL INFORMATION

                  3.1      Obligation
         Each party agrees that it shall, with respect to its receipt of Confidential Information of the other party:

                           3.1.1 use the same care and discretion to prevent disclosure of such Confidential Information as it uses with its own Confidential Information of its own that it does not desire to disclose, but in no event with less than a reasonable degree of care;

                           3.1.2 accept such Confidential Information and use such Confidential Information only for the purposes permitted hereunder; and

                           3.1.3    restrict disclosure of Confidential
                                    Information solely to those of its employees and agents who have need to know and are obligated not to disclose such Confidential Information to any third parties.

                  3.2      Exceptions
         The restrictions of Section 3.2 shall not apply to information that:

                  3.2.1 is or hereafter becomes part of the public domain though no wrongful act, fault or ignorance on the part of the recipient;

                  3.2.2 the recipient can reasonably demonstrate, is already in its possession and not subject to an existing agreement of confidentiality;

                  3.2.3 is received from a third party without restriction and without breach of this Agreement;

                  3.2.4 was independently developed by the recipient as evidenced by its records; or

                  3.2.5 the recipient is required to disclose pursuant to a valid order of a court or other governmental body; provided, however, that the recipient shall provide notice to the disclosing party and shall give

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                           the disclosing party a reasonable opportunity to
                           interpose an objection or obtain a protective order requiring that the confidential information so disclosed be used only for the purposes for which the order was issued.

                  3.3      Return
All notes, data, reference manuals, sketches, drawings, memoranda, electronic media, records in any way incorporating or reflecting any Confidential Information of the disclosing party and all proprietary rights therein shall belong exclusively to such disclosing party and the recipient agrees to return all copies of such materials to the disclosing party immediately upon request or upon termination of this Agreement.

         4.       LIABILITY

                  4.1      Product Responsibility
         5AC and SEABIRD acknowledge that neither advocated or endorses the purchase or the use of any of the products or services offered by the other, nor do they guarantee the quality, fitness or results of any such products or their compliance with any law or regulation.

                  4.2      Representations and Warranties of SEABIRD
         SEABIRD represents and warrants that: (a) SEABIRD has the right to enter into this agreement and to grant the rights and licenses granted herein;
(b) the reproduction, distribution, transmission, public performance and public display of the 5AC Business permitted herein do not and will not (i) invade the right of privacy of publicity of any third person, (ii) contain any libelous, obscene, indecent or otherwise unlawful material, or (iii) infringe ay patent, copyright or trademark right in any jurisdiction; or (iv) contravene any other rights of any third person; (c) SEABIRD has received no notice of such invasion, violation or infringement of rights.

                  4.3      Indemnification
         SEABIRD agrees to defend, indemnify and hold harmless the 5AC from, against and in respect of any and all demands, claims, actions or causes of action, losses, liabilities, damages, assessments, deficiencies, taxes, costs and expenses, including without limitation, interest, penalties and reasonable attorney's fees and expenses, asserted against, imposed upon or paid, incurred or suffered by 5AC as a result of, arising from, in connection with or incident to any breach or inaccuracy of any representation or warranty of SEABIRD to this Agreement, breach of any covenant or agreement of anything contained in this Agreement, or any actions of SEABIRD in the performance of its duties under this Agreement.

         5.       MISCELLANEOUS PROVISIONS

                  5.1      Assignment
         Except as otherwise provided herein, SEABIRD may NOT assign this Agreement or any of its rights or delegate any of its duties under this Agreement unless prior written

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consent of 5AC is granted. Any purported assignment or delegation without such required consent shall be null and void.

                  5.2      Counterparts
         This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall be deemed the same Agreement.

                  5.3      Governing Law
         This Agreement, its interpretation, performance or any breach thereof, shall be construed in accordance with, and all questions with respect thereto shall be determined by, internal, substantive laws in the State of Florida, County of Dade. If either party employs attorneys to enforce any right or claim arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees, in arbitration, litigation or otherwise.

                  5.4      Headings
         Section headings are for convenience only and are not a part of the Agreement.

                  5.5      Independent Contractors
         5AC and SEABIRD are independent contractors under this agreement, and nothing herein shall be construed to create partnership, joint venture or agency relationship between the two parties. Neither party has the authority to enter into agreements of any kind on behalf of the other party

                  5.6      Integration
         This agreement contains the entire understanding of the parties hereto with respect to the transactions and matters contemplated hereby, supersedes all previous agreements between SEABIRD and 5AC concerning the subject matter, and cannot be amended by a writing signed by both parties.

                  5.7      No Reliance
         No party hereto has relied on any statement, representation or promise of any other party or with any other officer, agent, employee or attorney for the other party in executing this Agreement except as expressly stated herein.

                  5.8      Notice
         All notices, demands an other communications hereunder shall be in writing by written telecommunications, and shall be deemed to have been duly given: (i) if mailed by certified mail, postage prepaid, on the date five (5) days from the date of mailing, (ii) if delivered by overnight courier, when received by the addressee or (iii) if sent by confirmed telecommunication, one business day following the receipt by the addressee at the principal place of business.

                  5.9      Presumptions
         In resolving any dispute or construing any provision hereunder, there shall be no presumptions made or inferences drawn (i) because the attorneys for one of the parties

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drafted the agreement, (ii) because of the drafting history of the agreement; or
(iii) because of the inclusion of a provision not contained in a prior draft, or the deletion contained in a prior draft.

                  6.0      Severability
         In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or enforceable in any respect, the remaining provision shall remain in full force and effect.

                  6.1      Waiver
         No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same of any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

                  6.2      Right to Cure
         In the event either party desires to assert any remedies for breach of this Agreement, the party desiring to assert such remedies shall give the other party thirty (30) days written notice and an opportunity to cure within ten (10) business days.

                  6.3      Term and Termination.
         This Agreement shall commence as of the date set forth above and end one year from that date. If a party wishes to terminate the agreement, it must provide within thirty (30) days written notice to the other party prior to the termination date of the Agreement. This Agreement also may be terminated upon mutual agreement of the Parties or upon a material breach by either Party not cured within the time set forth in Section 6.12 above.

         IN WITNESS WHEREOF, the parties hereto caused their duly authorized officers to execute this Agreement as of the date set forth above.

     SEABIRD LIMITED                        5TH AVENUE CHANNEL CORP.


     /s/ [ILLEGIBLE]                        /s/ MELVIN ROSEN
     ------------------------------         ------------------------------
     By:                                    Melvin Rosen
     Title:                                 CEO/President

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